Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form F-1 of our report dated October 11, 2022 (November 18, 2022, as to the convenience translation disclosed in Note 2), relating to the combined and consolidated financial statements of Hesai Group. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, China

January 17, 2023